Exhibit 5.1

22 Grenville Street
St Helier
Jersey JE4 8PX
Channel Islands
T +44 1534 676 000
F +44 1534 676 333
mourantozannes.com

The Directors

Mimecast Limited

22 Grenville Street

St. Helier

Jersey JE4 8PX

January 20, 2017

Our ref:         8026842/69413815/5

Dear Sirs

Mimecast Limited (the Company)

Registration of shares under the US Securities Act of 1933, as amended (the Securities Act)

We have acted as the Company’s Jersey legal advisers in connection with the possible: (A) offering by the selling shareholders (the Selling Shareholders) referred to in the Registration Statement (as defined below) of up to 20,539,000 ordinary shares (the Selling Shareholder Shares); and (B) public offering (the Public Offering) of any one or more of the following types of securities by the Company from time to time: (i) ordinary shares in the Company (the Ordinary Shares); (ii) preferred shares in the Company (the Preferred Shares and together with the Ordinary Shares, the Equity Securities); (iii) debt securities of the Company (the Debt Securities) which may be senior debt securities, subordinated debt securities, senior convertible debt securities or subordinated convertible debt securities; (iv) warrants or other rights to purchase Equity Securities or Debt Securities (Warrants); and (v) units comprised of Ordinary Shares, Preferred Shares, Debt Securities and/or Warrants in any combination (the Units and, together with the Equity Securities, Debt Securities and Warrants, the Securities), in each case pursuant to the Registration Statement.

The Company has asked us to provide this opinion in connection with the registration of the Selling Shareholder Shares and the Securities under the Securities Act.

1.	Documents examined

(a)	For the purposes of this opinion, we have examined and relied upon the following documents:

(i)	a registration statement on Form F-3 dated January 20, 2017 (the Registration Statement) relating to the registration of the Selling Shareholder Shares and the Securities under the Securities Act;

(ii)	minutes of meetings of the board of directors of the Company held on 12 August 2015, 2 September 2015, 20 October 2015 and 12 September 2016 and minutes of meetings of committees of the board held on 20 October 2015, 3 November 2015 (at 6.15pm London time), 3 November 2015 (at 6.25pm London time) and 18 November 2015;

Mourant Ozannes is a Jersey partnership

A list of the partners is available at mourantozannes.com

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(iii)	written resolutions of the shareholders of the Company (including class consents) passed on 20 October 2015, 4 November 2015, 5 November 2015 and 13 November 2015;

(iv)	written consents dated 22 September 2015 of certain of the Company’s shareholders relating to, among other things, the offering by the Company of ordinary shares;

(v)	the Company’s certificate of incorporation (including upon change of name) and memorandum and articles of association as in force from time to time (the Constitutional Documents);

(vi)	consents to issue shares dated 28 July 2015 and 1 January 2017 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958; and

(vii)	the Company’s register of members dated the date of this opinion.

(b)	For the purposes of this opinion, we have, with the Company’s consent, relied upon certificates and other assurances of directors, the secretary and/or other officers of the Company as to matters of fact, without having independently verified such factual matters, including as to the passing of certain resolutions of the directors of the Company on January 13, 2017.

(c)	In this opinion, non-assessable means, in relation to a Selling Shareholder Share or any Security, that the purchase price for which the Company agreed to issue that Selling Shareholder Share or Security has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Selling Shareholder Share or Security in respect of the purchase price of that Selling Shareholder Share or Security.

2.	Assumptions

For the purposes of giving this opinion we have assumed:

(a)	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers or the secretary of the Company examined by us;

(b)	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

(c)	the accuracy and completeness in every respect of all certificates of directors, the secretary and/or other officers of the Company given to us for the purposes of giving this opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;

(d)	that prior to the issuance and sale of any of the Securities, the terms of their creation, constitution, issuance and sale (as applicable) will be documented in one of more contracts (and/or the Constitutional Documents) (each a Relevant Contract) and:

(i)	each Relevant Contract will be and will remain legal, valid, binding and enforceable as a matter of all applicable laws, and the terms of each such Relevant Contact will be complied with in full; and

(ii)	no Relevant Contract, nor the performance by any party of its obligations thereunder, will: (A) violate any applicable law,

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regulation, listing rules or other regulatory requirements or similar applicable to the Company; (B) result in a default under, or breach of, any other agreement or instrument binding upon that party (including, in the case of the Company, the Constitutional Documents); (C) result in a default under, or breach of, any approvals, authorisations, consents, licences or registrations issued to that party by any court or governmental agency; or (D) breach any resolutions passed by the Company;

(e)	that in approving the Company’s entry into each Relevant Contract and the transactions contemplated thereby or by the Registration Statement, the directors of the Company will be acting in the best interests of, and for a proper purpose of, the Company;

(f)	that at the time of the offer for, and issuance and sale of, any of the Securities, the Company will have obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding on it), including under the Control of Borrowing (Jersey) Order 1958 and the Companies (General Provisions) (Jersey) Order 2002, and the Company will have complied in full with the provisions of those statutes and any agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications obtained or made by the Company;

(g)	that the Company has not been and is not insolvent or unable to pay its debts as they fall due and will not become insolvent or unable to pay its debts as they fall due or bankrupt (as defined in Article 8 of the Interpretation (Jersey) Law 1954) as a result of its entry into any Relevant Contract or any transaction contemplated by any Relevant Contract or the Registration Statement;

(h)	that the Company will remain incorporated, and in good standing, under Jersey law, and no steps have been or will be taken, or resolutions passed, to wind up or dissolve the Company or declare it bankrupt;

(i)	that no action will be taken by any person to block or otherwise prevent the issue of any Securities;

(j)	that there is no provision of any law (other than Jersey law) that would affect anything in this opinion; and

(k)	that no event occurs after the date hereof which would affect the opinions herein stated.

3.	Opinion

As a matter of Jersey law, and based on, and subject to, the foregoing and the qualifications mentioned below:

(a)	we are of the opinion that the Selling Shareholder Shares that may be sold by the Selling Shareholders under the Registration Statement are, as at the date of this opinion, validly authorized, validly issued, fully paid and non-assessable; and

(b)	assuming:

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(i)	the Company and the directors of the Company take all necessary corporate and other action (including, if required, obtaining shareholder approval to any amendments to the Constitutional Documents) to permit, authorize and approve the creation and issue of any Securities, the terms of the offering of such Securities and the terms of each Relevant Contract (the Authorizing Resolutions);

(ii)	each party to each Relevant Contract in respect of such Securities enters into, and performs its obligations under, each such Relevant Contract;

(iii)	an appropriate prospectus supplement in respect of the offering of the relevant Securities is circulated and filed by the Company in compliance with: (A) the Securities Act and the applicable rules and regulations thereunder; and (B) Jersey law (including the Companies (Jersey) Law 1991 and the Companies (General Provisions) (Jersey) Order 2002, and the applicable rules and regulations thereunder);

(iv)	the Company receives in full the consideration due to it for the Securities in accordance with the terms of each Relevant Contract and the terms of the Authorizing Resolutions; and

(v)	in the case of: (A) Equity Securities, the issue of such Equity Securities is recorded in the Company’s register of members in compliance with the provisions of the Companies (Jersey) Law 1991, the Constitutional Documents and any Relevant Contract in respect of such Securities; and (B) other Securities that are registerable, the issue of such Securities is recorded in the relevant register or otherwise in accordance with the terms of any Relevant Contract in respect of such Securities, we are of the opinion that such Securities will, once issued, be validly authorized, validly issued, fully paid and non-assessable.

4.	Jersey law

This opinion is limited to matters of, and is interpreted in accordance with, Jersey law as at the date of this opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this opinion.

5.	Consent

(a)	This opinion is addressed to the Company in connection with the registration of the Selling Shareholder Shares and the Securities pursuant to the Securities Act.

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(b)	We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the paragraph of the Registration Statement headed Legal matters. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Mourant Ozannes

Mourant Ozannes

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